Exhibit 24(b)(3)(d)




                        WHOLESALE DISTRIBUTION AGREEMENT
                                     BETWEEN
           MONY LIFE INSURANCE COMPANY AND MONY SECURITIES CORPORATION
                                       AND
                          AXA DISTRIBUTORS, LLC, ET AL.




         DISTRIBUTION AGREEMENT, dated as of April 1, 2005, by and between MONY LIFE INSURANCE COMPANY ("MONY Life"), a New York life insurance company, and its principal underwriter, MONY SECURITIES CORPORATION, a New York corporation ("MSC and, collectively with MONY Life, "MONY") and AXA DISTRIBUTORS, LLC ("ADL") and the subsidiaries thereof executing this Agreement (collectively with ADL, the "Distributor").

                              W I T N E S S E T H:

         WHEREAS, MONY Life offers or may hereafter offer a number of insurance products, including without limitation fixed and variable annuities and life insurance;

         WHEREAS, pursuant to certain Underwriting Agreements, each of which is dated January 1, 1991, between MONY Life, MSC, et al., MONY Life retained MSC as a principal underwriter and distributor of MONY Life variable life insurance and annuity products;

         WHEREAS, MSC is a broker-dealer registered under the Securities Exchange Act of 1934 ("1934 Act") and a member of the National Association of Securities Dealers, Inc. ("NASD");

         WHEREAS, ADL is a broker-dealer registered under the 1934 Act and a member of the NASD, and the Distributor is, to the extent required by the laws of such states and territories, a licensed general agent in the states and territories in which it does business;

         WHEREAS, MONY Life and, to the extent such products are subject to the securities laws, MSC wish to retain the Distributor to distribute certain life insurance and annuity products to both retail and wholesale to broker-dealers and general agents for sale to the general public, as more particularly provided below;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and promises herein contained, the parties hereto agree as follows:

                                    ARTICLE I
                          Distribution Responsibilities

         SS.1.1 MONY authorizes the Distributor to distribute all fixed and variable life insurance and annuity products from time to time offered by MONY Life (the "Products") to both retail and wholesale broker-dealers and general agents as herein provided.

         SS.1.2 (a) ADL warrants and represents that it is a broker-dealer duly registered under the 1934 Act and is a member in good standing of the NASD and, to the extent necessary to perform the activities contemplated hereunder, is duly registered, or otherwise qualified, under the securities laws of every state and other jurisdiction in which it does busineSS. ADL will, at all times when performing its functions and fulfilling its obligations as a broker-dealer under this Agreement, be duly registered as a broker-dealer under the 1934 Act and in each state or other jurisdiction in which MSC intends to perform its functions and fulfills its obligations as a broker-dealer hereunder and in which such registration is required, and be a member in good standing of the NASD.

                 (b) The Distributor warrants and represents that each of them is a licensed insurance producer in all states and jurisdictions in which it intends to do business as a general agent. The Distributor will, at all times when performing its functions and its obligations as a general agent under this Agreement, be duly licensed to sell the Products in each state or other jurisdiction in which it performs its functions and fulfill its obligations as a general agent hereunder.

         SS.1.3 The Distributor shall at all times function as and be deemed to be an independent contractor and will be under no obligation to effectuate any particular number of sales of Products or to promote or make sales, except to the extent the Distributor deems advisable. ADL shall carry out all compliance and supervisory obligations in connection with its distribution of the Products, to the extent the same are securities, as required by the NASD Rules of Fair Practice ("NASD Rules") and by federal and any applicable state or foreign securities laws. ADL will assume full responsibility for the oversight of securities activities of any person associated with ADL, as defined in Section 3(a)(18) of the 1934 Act, and engaged directly or indirectly in the distribution of the Products ("Associated Persons"), and shall have the authority to require that disciplinary action be taken with respect to the Associated Persons.

         SS.1.4 The Distributor is hereby authorized to enter into written agreements ("Sales Agreements") (a) with general agents to solicit applications for and service Products that are subject to insurance laws but not securities laws ("Traditional Products") and (b) with broker-dealers and general agents jointly to solicit applications for and service Products that are subject to both securities and insurance laws ("Variable Products"). General agents and broker-dealers which are parties to Sales Agreements are hereinafter referred to as "General Agents" and "Broker-Dealers", respectively. A Broker-Dealer may also be a General Agent. Sales
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

Agreements may authorize a General Agent and Broker-Dealer to distribution the Products on a wholesale or retail basis or both. All Sales Agreements shall be in the form thereof approved in advance by MONY Life and MSC with such nonmaterial changes thereto as the General Agent and, if applicable, the Broker-Dealer may require. The Distributor shall not enter into any other form of Sales Agreement or notify or amend any Sales Agreement in any material respect without the prior written approval of MONY Life and/or MSC in each case. All compensation arrangements with each General Agent and Broker-Dealer, shall be set forth in the applicable Sales Agreement and shall be approved in advance by MONY Life and/or MSC.

         SS.1.5 The Sales Agreements shall require that each party thereto which is a Third Party Broker Dealer shall assume full responsibility for continued compliance by itself and its associated persons (as defined in Section 3(a)(18) of the 1934 Act) with the NASD Rules and applicable federal and state securities and insurance laws. Each Third Party Broker Dealer and its registered representatives ("Registered Representatives") soliciting applications for the Products shall be duly and appropriately licensed, registered and otherwise qualified for the sale of the Products under the NASD Rules and federal and state securities and insurance laws applicable to the offer and sale of the Products. The Distributor shall have full responsibility for the supervision of all Third Party Broker Dealers and shall assume, and indemnify and hold MONY harmless from and against, all liability for the acts and omissions of any Third Party Broker Dealer or its Registered Representatives.

         SS.1.6 The Distributor shall take reasonable steps to ensure that no Sales Representative shall recommend the purchase of a Product to any applicant in the absence of reasonable grounds to believe that the purchase of the Product is suitable for such applicant. While not limited to the following, a determination of suitability shall be based on information furnished to the Sales Representative after reasonable inquiry of such applicant (and any other information known about the applicant) concerning the applicant's insurance and investment objectives and financial situation and needs, including the likelihood (depending upon the nature of the Product) that the applicant will make sufficient payments or retain the Product for a sufficient period of time to derive the benefits of the Product.

         SS.1.7 The Distributor is authorized to recommend the appointment of General Agents and Qualified Agents (as hereinafter defined) as agents of MONY Life for the sale of particular Products. As used herein, a "Qualified Agent" shall mean an insurance agent who is licensed in all states and other jurisdictions in which such agent intends to sell Products and, if such agent intends to sell Variable Products, is also a Registered Representative of a Broker Dealer. A "Sales Representative" shall mean a Qualified Agent who has been appointed as an agent of MONY Life. MONY Life will have the right to refuse to appoint any General Agent or individual agent recommended by the Distributor which MONY Life determines in its sole discretion to be unsatisfactory for appointment and, following written notice to the Distributor, to terminate any such appointment thereinafter.

         SS.1.6 The Distributor shall not use, develop or distribute, nor authorize any other person, including, without limitation, any Broker Dealer, General Agent or Sales Representative,

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

to use, develop or distribute, any promotional, sales, marketing and advertising materials relating to the Products, including, without limitation, advertisements, sales brochures, circulars, research reports, market letters, form letters, seminar texts, proposals, illustrations, or other materials and communications (collectively, "Sales Materials") without the advance written approval of MONY Life and MSC. MONY Life and MSC will be responsible for filing all Sales Materials provided to the Distributor, as necessary, with regulatory authorities and obtaining any required approvals. The Distributor shall not make, nor shall it authorize any other person including, without limitation, any Broker Dealer, General Agent or Sales Representative, to make, any warranties or representations with respect to the Products or communicate any information regarding MONY Life, MSC or the Products which is not contained in Sales Materials approved by MONY Life or MSC or included in any registration statements with respect to such Product effective under the 1933 Act at the time of such warranty, representation or communication.

         SS.1.8 The Distributor shall not possess or exercise any authority on behalf of MONY Life or MSC other than that expressly conferred by this Agreement. In particular and without limiting the foregoing, the Distributor shall not, nor shall it authorize any Broker Dealer, General Agent or Sales Representative, to (i) modify or amend any Product in any respect or make, alter or discharge any contract or policy or other contract entered into pursuant to any such contract or policy; (ii) waive any contract or policy provision; (iii) extend the time for payment of any premiums; (iv) receive any monies in payment of premiums in respect of any contract or policy (except for the sole purpose of forwarding the same to MONY Life); (v) make any representations concerning any of the terms, rates, charges or provisions of any contract or policy except as expressly authorized in writing by MONY Life or MSC, (vi) agree to any private labeling of any Product or sell or distribute any Product under any name other than MONY Life, (vii) enter into any reinsurance or coinsurance agreement or undertaking, or (viii) issue, modify or amend any regulations or procedures concerning the Products or the sale or distribution of the Products, without in each case first obtaining the prior consent of MONY Life or MSC thereto.

         SS.1.9 Anything in this Agreement to the contrary notwithstanding, MONY Life and MSC shall retain the ultimate right of control over, and the responsibility for, the issuance, servicing and marketing of the Products, including the right to review and approve all advertising concerning the Products, to suspend sales of the Products in any jurisdiction or jurisdictions, to appoint and discharge its agents authorized to sell the Products, and to refuse to sell a Product to any applicant for any reason whatsoever.


                                   ARTICLE II
                  Recordkeeping Responsibility for the Products

         SS.2.1 MONY and the Distributor shall each cause to be maintained and preserved such accounts, books and other documents as are required of each of them by the 1934 Act and 1940 Act and any other applicable laws and regulations. In particular, without limiting the foregoing, the Distributor shall cause all its books and records in connection with the offer and sale of the Variable Products to be maintained and preserved in conformity with the requirements of Rules

17a-3 and 17a-4 under the 1934 Act and as may otherwise be required under the NASD Rules and federal and applicable state securities laws, to the extent that such requirements are applicable to the Products.

         SS.2.2 MONY and the Distributor shall, from time to time during the term of this Agreement, allocate among themselves, subject to a right of further delegation, the administrative responsibility for maintaining and preserving the books, records and accounts kept in connection with the Products; provided, however, in the case of books, records and accounts kept pursuant to a requirement of applicable law or regulation, the ultimate responsibility for maintaining and preserving such books, records and accounts shall be that of the party which is required to maintain or preserve such books, records and accounts under the applicable law or regulation, and such books, records and accounts shall be maintained and preserved under the supervision of that party. MONY and the Distributor shall each furnish each other with such reports as each may reasonably request for the purpose of meeting its respective reporting and recordkeeping requirements under such regulations and laws and under the insurance laws of the State of New York and any other applicable states or jurisdictions.


                                ARTICLE III
                              Sale Procedures

         SS.3.1 MONY warrants and represents that all Products which must be registered under the 1933 Act have been so registered, that the Products are qualified to be sold under the insurance laws and, where applicable, the securities laws of all states and other jurisdictions in which MONY authorizes the sale of the Products.

         SS.3.2 All money payable in connection with the Products, whether as premiums, purchase payments or otherwise, and whether paid by, or on behalf of any applicant or Product owner, is the property of MONY Life and shall be promptly transmitted to MONY Life in accordance with such administrative procedures as MONY Life may from time to time adopt without any deduction or offset for any reason, including by example but not limitation, any deduction or offset for compensation claimed by the Distributor or payable to the Broker Dealers or General Agents, without the prior written consent of MONY Life.

         SS.3.3 Subject to SS.4.2 below, MONY shall provide to the Distributor copies of such prospectuses, statements of additional information, financial statements sales materials and other documents in such numbers as the Distributor shall reasonably request for use in connection with the solicitation of applications for the Variable Products.

         SS.3.4 Unless otherwise agreed in writing by MONY Life, neither the Distributor, the Broker Dealers, the General Agents nor the Sales
Representatives shall have any interest in any premiums, surrender charges, deductions or other fees payable to MONY Life.

                                ARTICLE IV
                               Compensation

         SS.4.1 MONY shall pay to the Distributor, as compensation for all services to be provided hereunder, the amounts with respect such Products provided in the schedules set forth in Exhibit A attached hereto and made a part hereof, as the same may be modified and amended from time to time by MONY in its sole discretion on not less than ten (10) days prior written notice. In no event shall any compensation due and payable hereunder be in excess of any limitations on compensation imposed by Section 4228 of the New York Insurance Law or any other applicable law or regulation.

         SS.4.2 The compensation provided in Section 4.1 above shall constitute compensation in full for all services to be performed by the Distributor hereunder. No compensation or reimbursement of any kind shall be due and payable to the Distributor pursuant to this Agreement except as expressly set forth in Exhibit A, as the same may be amended from time to time as above provided. Except as provided in such policies and procedures as MONY may issue from time to time, no compensation or reimbursement of any kind otherwise due and payable hereunder in respect of any contract or policy shall be due and payable unless and until all premiums then due and payable to MONY Life pursuant to such contract or policy have been received and accepted by MONY Life. No compensation will be due and payable hereunder in respect of any application rejected by MONY Life or any contract or policy for which the free look right has been exercised, except as otherwise provided to the contrary in Exhibit A attached hereto, and the Distributor shall promptly reimburse MONY Life for the amount of any compensation previously paid to the Distributor in connection therewith.

         SS.4.3 No General Agent, Broker-Dealer, Sales Representative or person other than the Distributor shall have any interest in this Agreement or any right to any compensation or other sums dues and payable hereunder. The Distributor shall be solely responsible for the payment of all commissions and other consideration of any kind to the General Agents, Broker-Dealers, Sales Representatives and other persons soliciting applications for and/or servicing the Products by reason of the authorization granted the Distributor hereunder.

         SS.4.4 Each party shall have the right to conduct an audit of the books, records and accounts of the other party upon giving reasonable notice of its intent to conduct such an audit. In the event of such audit, each party shall give the other party reasonable cooperation and access to all books, records and accounts necessary to the audit.

                                    ARTICLE V
                      Complaints and Regulatory Proceedings

         SS.5.1 MONY and the Distributor will cooperate fully in any insurance or securities regulatory investigation, proceeding or judicial proceeding arising in connection with the offering, sale or distribution of the Products pursuant hereto.

         SS.5.2 Without limiting the generality of Section 5.1, MONY and the Distributor agree that:

                 (a) Each will promptly notify the other of any customer complaint or notice of any regulatory investigation or proceeding or judicial proceeding received by either of them or any agent or representative thereof which may affect MONY, the Distributor and/or the solicitation and/or servicing of the Products.

                 (b) Each will promptly notify the other of any customer complaint or notice of any regulatory investigation or proceeding received by it or any of its affiliates with respect to any Product or the sale thereof.

                 (c) In the case of a substantive customer complaint, MONY and the Distributor will cooperate in investigating such complaint and any response to such complaint which either of them has prepared will be sent to the other for approval not less than five (5) business days prior to its transmittal to the customer or regulatory authority, except that if a more prompt response is required, the proposed response shall be communicated by telephone or facsimile transmission.

                                   ARTICLE VI
                                 Indemnification

         SS.6.1 (a) MONY agrees to indemnify and hold harmless the Distributor and its officers, directors, employees, agents and representatives against any losses, claims, damages or liabilities, joint or several, to which the Distributor or its affiliates or such officer or director may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact, required to be stated therein or necessary to make the statements therein not misleading, contained in

                 (i) any registration statement relating the Products or any interests offered under the Products, or any amendment thereof,

                 (ii) any document executed by MONY specifically for the purpose of qualifying the Products for sale under the securities laws of any jurisdiction, or

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

                 (iii) any Sales Materials approved by MONY Life or MSC for use and/or distribution by the Distributor,

                 (b) MONY will reimburse the Distributor and each such officer, director, employee, agent and/or representative for any legal or other expenses reasonably incurred by the Distributor or such officer, director, employee, agent and/or representative in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that MONY will not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information (including, without limitation, negative responses to inquiries) furnished to MONY by or on behalf of the Distributor specifically for use in the preparation of any such registration statement, qualification document, amendment or Sales Materials.

                 (c) MONY will reimburse the Distributor and any director, officer, employee, agent, representative or controlling person thereof for any legal or other expenses reasonably incurred by the Distributor or any director, officer, employee, agent and/or representative or controlling person thereof in connection with investigating or defending any such loss, claim, damage, liability or action.

                 (d) The foregoing indemnifications will be in addition to any liability which MONY may otherwise have.

         SS.6.2 (a) The Distributor agrees to indemnify and hold harmless MONY Life and MSC and their respective directors, officers, employees, agents, representatives from and against any claims, damages or liabilities to which MONY Life, MSC and any such director, officer, employee, agent or representative may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

                 (i) Any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, contained in (1) any registration statement relating to a Product or any interest offered under the Product or any amendment thereof, or (2) any qualification document relating to the Product or interest offered under the Product or any amendment thereof, in each case to the extent, or (3) any Sales Materials approved for use and or distribution by MONY, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information (including without limitation, negative responses to inquiries) furnished to MONY by the Distributor specifically for use in the preparation of such registration statement, qualification document or amendment, Sales Materials; or

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

                 (ii) Any unauthorized use of Sales Materials or any verbal or written misrepresentations or any unlawful sales practices concerning the Products by the Distributor or otherwise attributable to a failure by the Distributor to discharge properly its responsibilities under this Agreement; and

                 (iii) Claims by General Agents, Broker-Dealers, Sales Representatives and other persons for the payment of commissions, service fees, expense allowances or other compensation or sums for soliciting applications for and/or servicing the Products arising by reason of authorization granted the Distributor hereunder.

                 (b) The Distributor will reimburse MONY Life, MSC and any director, officer, employee, agent, representative thereof for any legal or other expenses reasonably incurred by MONY Life, MSC or such director, officer, employee, agent and/or representative in connection with investigating or defending any such loss, claim, damage, liability or action.

                 (c) The foregoing indemnifications will be in addition to any liability which the Distributor may otherwise have.

         SS.6.3 Promptly after receipt by a party entitled to indemnification ("Indemnified Party") under this Article VI of notice of the commencement of any action, if a claim in respect thereof is to be made against any person obligated to provide indemnification under this Article VI ("Indemnifying Party"), such Indemnified Party will notify the Indemnifying Party in writing of the commencement thereof, but the omission to so notify the Indemnifying Party will not relieve it from any liability under this Article VI, except to the extent that the omission results in a failure of actual notice to the Indemnifying Party and such Indemnifying Party is damaged solely as a result of the failure to give such notice. In case any such action is brought against any Indemnified Party, and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein, and, to the extent that it may wish to assume the defense thereof, with separate counsel satisfactory to the Indemnified Party. Such participation shall not relieve such Indemnifying Party of the obligation to reimburse the Indemnified Party for reasonable legal and other expenses incurred by such Indemnified Party in defending itself, except for such expenses incurred after the Indemnifying Party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such Indemnifying Party shall not be liable to any such Indemnified Party on account of any settlement of any claim or action effected without the consent of such Indemnifying Party.

         SS.6.4 The indemnity agreements contained in this Article VI shall remain operative and in full force and effect, regardless of:

                 (a) any investigation made by or on behalf of the Distributor or any officer or director thereof or by or on behalf of MONY Life or MSC or any officer or director thereof;

                 (b) delivery of any Products and payments therefor; and

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

                 (c) the termination of this Agreement.



                                 ARTICLE VII
                              Term of Agreement

         SS.7.1 This Agreement shall become effective as of the date first above written and shall continue in full force and effect from year to year thereafter, until terminated as herein provided. In the event that Distributor becomes a principal underwriter of MONY Life variable products, MSC shall cease to be a party to this Agreement.

         SS.7.2 This Agreement may be terminated by any party hereto on default or, absent default, on not less than sixty (60) days' prior written notice to the other parties or by an agreement in writing signed by all of the parties hereto, specifying the effective date of termination, provided that any electronic data processing services provided pursuant to this Agreement shall not be terminated by either party until one hundred and eighty (180) days or more advance written notice of termination. Subject to the terms (including any limitations and restrictions) of any applicable software licensing agreement then in effect between Distributor and any licensor, Distributor shall, upon termination of this Agreement, grant to MONY Life a perpetual license, without payment of any fee, in any electronic data processing software developed or used by Distributor in connection with the services provided to Distributor hereunder, if such software is not commercially available and is necessary, in MONY Life's reasonable judgment, for MONY Life to perform subsequent to termination the functions provided by Distributor hereunder.


         SS.7.3 Upon termination of this Agreement, all authorizations, rights, and obligations shall cease except as expressly provided to the contrary herein and except for the obligations of the parties to settle accounts hereunder, including the settlement of monies due in connection with Products in effect at the time of termination or issued pursuant to applications received by MONY Life prior to termination, and the agreements contained in Articles V and VI.


                                ARTICLE VIII
                                Audit Rights

         SS.8.1 MONY Life, Distributor and any governmental agency having jurisdiction over either or both of the companies, at the companies' expense, shall each have the right to conduct an audit of the other's books, records and accounts with respect to services provided hereunder, giving reasonable notice of its intent to conduct such an audit. In the event of such an audit, each shall give to the other reasonable cooperation and access to all books, records and accounts necessary to the audit.

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

         SS.8.2 MONY Life and Distributor shall be and remain sole owner of their respective records, including but not limited to business and corporate records, regardless of the use or possession by either of the other's records. MONY Life and Distributor shall each individually maintain separate books, accounts and records in respect to the services provided under this Agreement and shall cooperate and use reasonable efforts to prepare and/or obtain in a timely fashion and all books, accounts, records or other documentation as may be necessary or desirable in connection with this Agreement and/or the services provided hereunder. All records shall be maintained in accordance with applicable law and regulation, including but not limited to, New York Insurance Department Regulation No. 152.

         SS.8.3 The books, accounts and records of MONY Life and Distributor as to all transactions between them under this Agreement shall be maintained so as to clearly and accurately disclose the nature and details of the transactions, including such accounting information as is necessary to support the reasonableness of the charges under this Agreement. The companies shall keep such books, records and accounts insofar as they pertain to the computation of charges hereunder available for audit, inspection and copying by the companies and persons authorized by it or any governmental agency having jurisdiction over either or both of the companies during all reasonable business hours.


                                 ARTICLE IX
                                Miscellaneous

         SS.9.1 None of the parties hereto shall be liable to the other for any action taken or omitted by it, or any of its officers, agents or employees, in performing their respective responsibilities under this Agreement in good faith and without negligence, willful misfeasance or reckless disregard of such responsibilities.

         SS.9.2 All notices under this Agreement shall be given in writing and addressed to the party in question at 1290 Avenue if the Americas, New York, New York 10104, or to such other address as such party may hereafter specify in writing. Each such notice shall be either hand delivered or transmitted by certified United States mail, return receipt requested, and shall be effective upon delivery.

         SS.9.4 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         SS.9.5 This Agreement constitutes the entire agreement between the parties hereto and may be amended only in a written instrument executed by all parties hereto.

         SS.9.6 This Agreement shall be subject to the provisions of the 1934 Act and, to the extent applicable, the 1940 Act and the rules, regulations and rulings thereunder and of the

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NASD, from time to time in effect, including such exemptions from the 1940 Act as the SEC may grant, and the terms hereof shall be interpreted and construed in accordance therewith.

         SS.9.7 Should an irreconcilable difference of opinion between MONY Life and Distributor arise with respect to the interpretation of any matter respecting this Agreement, it is hereby mutually agreed that such differences shall be submitted to arbitration as the sole remedy available to the parties. Such arbitration shall be by three arbitrators in accordance with the rules of the American Arbitration Association, such arbitrators shall have extensive experience in the insurance industry, and the arbitration shall take place in New York, New York. Each party shall bear its own expense in connection with the arbitration, and the fees and expenses of the arbitrators and any other expenses of the arbitration shall be shared equally by the parties.

         SS.9.8 This Agreement shall be interpreted in accordance with the laws of the State of New York.

         SS.9.9 This Agreement may be executed in two or more counterparts, each of which taken together shall constitute one and the same instrument.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officials thereunto duly authorized, as of the date first above set forth.



MONY LIFE INSURANCE COMPANY                    AXA DISTRIBUTORS, LLC
                                               AXA DISTRIBUTORS INSURANCE AGENCY
By:                                                OF ALABAMA, LLC
    ----------------------------               AXA DISTRIBUTORS INSURANCE
     Stanley B. Tulin                            AGENCY, LLC.
     Vice Chairman and                         AXA DISTRIBUTORS INSURANCE AGENCY
     Chief Financial Officer                       OF MASSACHUSETTS, LLC.
                                               AXA DISTRIBUTORS INSURANCE AGENCY
                                                   OF TEXAS, INC.
MONY SECURITIES CORPORATION
                                               By:
By:                                                -----------------------------
    ----------------------------                   Bryan Tutor
     Edward H. Dane                                Senior Vice President
     President


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

                                    EXHIBIT A


      Compensation for Sales and Servicing of MONY Life Insurance Products


This Exhibit A is attached to and made part of the Wholesale Distribution Agreement dated April 1, 2005 by and between MONY Life Insurance Company and AXA Distributors, LLC.

Compensation to Distributor in connection with the sale and servicing of the MONY Life insurance products listed below will be calculated on a policy by policy basis. Compensation paid hereunder will be allocated to commissions and expense allowances as the parties may from time to time agree consistent with the provisions of Section 4228 of the New York State Insurance Law. Total compensation to Distributor in respect of the sale and servicing of each product will be a percentage of the premiums received by MONY Life in respect of such product as more particularly set forth in the following table:


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            Product             First Year    First Year    Renewal      Renewal      Renewal      Asset
                                 Premiums      Premiums    Premiums     Premiums     Premiums      Based
                               Scheduled or      over       Year 2       Year 3        Years    Compensation
                               up to Target     Target                                 4-10
-------------------------------------------------------------------------------------------------------------
10 Year Level Term Life           99.0%          N/A          8.5%         2.5%         2.5%         0.0%
-------------------------------------------------------------------------------------------------------------
15 Year Level Term Life           99.0%          N/A         18.5%         2.5%         2.5%         0.0%
-------------------------------------------------------------------------------------------------------------
20 Year Level Term Life           99.0%          N/A         18.5%         2.5%         2.5%         0.0%
-------------------------------------------------------------------------------------------------------------
30 Year Level Term Life           99.0%          N/A         18.5%         2.5%         2.5%         0.0%
-------------------------------------------------------------------------------------------------------------
Interest Sensitive Whole          99.0%          3.5%        15.0%        15.0%         3.5%         0.0%
     Life
-------------------------------------------------------------------------------------------------------------
Variable Universal Life           99.0%          4.0%        15.0%        15.0%         3.5%         0.0%
-------------------------------------------------------------------------------------------------------------
Group UL (MCB 1 &3)               99.0%          4.0%         4.0%         4.0%         4.0%         0.0%
-------------------------------------------------------------------------------------------------------------
Private Placement Single           0.0%          0.0%         0.0%         0.0%         0.0%        0.30%
     Premium VUL
-------------------------------------------------------------------------------------------------------------